Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
Blackstone Medical, Inc. and Subsidiaries
Springfield, Massachusetts

We have audited the accompanying consolidated balance sheets of Blackstone Medical, Inc. and Subsidiaries (the Company) as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Blackstone Medical, Inc. and Subsidiaries as of December 31, 2003 were audited by other auditors which report dated February 24, 2004 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Blackstone Medical, Inc. and Subsidiaries at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Carlin Charron & Rosen LLP
Westborough, Massachusetts
February 24, 2006

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of Blackstone Medical, Inc. and Subsidiary

We have audited the accompanying consolidated statements of income, stockholders’ equity, and cash flows of Blackstone Medical, Inc. and Subsidiary for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of income, stockholders’ equity and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income, stockholders’ equity, and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of income, stockholders’ equity, and cash flows. We believe that our audit of the statements of income, stockholders’ equity and cash flows provides a reasonable basis for our opinion.

In our opinion, the statements of income, stockholders’ equity, and cash flows referred to above presents fairly, in all material respects, the results of the operations of Blackstone Medical, Inc., and Subsidiary for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Aubrey, Dixon, Riley & Turgeon LLC
Holyoke, Massachusetts
February 25, 2004

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AT DECEMBER 31, 2005 AND DECEMBER 31, 2004

(U.S. Dollars, in thousands)	2005	2004

Assets
Current assets:
Cash	$71	$54
Accounts receivable, net of allowance for returns and doubtful accounts of $133 in 2005 and $129 in 2004	10,669	7,514
Inventory, net	10,937	6,821
Refundable income taxes	544	247
Prepaid expenses and other current assets	502	549
Total current assets	22,723	15,185

Property and equipment, net	3,324	2,538
Deferred tax asset	120	285
Patents, net	399	327
Total assets	$26,566	$18,335

Liabilities and shareholders’ equity
Current liabilities:
Line of credit	$9,189	$4,748
Current portion of long-term debt	304	250
Accounts payable	5,293	3,714
Due to stockholders	1,001	1,633
Accrued expenses and other current liabilities	2,246	1,388
Total current liabilities	18,033	11,733

Long-term debt, net of current portion	624	780

Shareholders’ equity:
Common shares (7,743,066 Class A and 3,682,662 Class B shares issued at December 31, 2005 and 3,871,533 Class A shares and 1,568,156 Class B shares issued at December 31, 2004)	3,171	2,202
Additional paid-in capital	6,888	6,554
Stock issued for note receivable	-	(218)
Accumulated deficit	(2,129)	(2,685)
Accumulated other comprehensive loss	(21)	(31)
Total shareholders’ equity	7,909	5,822

Total liabilities and shareholders’ equity	$26,566	$18,335

See notes to consolidated financial statements.

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

(U.S. Dollars, in thousands)	2005	2004	2003

Net sales	$59,701	$47,777	$35,700
Cost of sales	9,717	6,967	5,664
Gross profit	49,984	40,810	30,036
Operating expenses
Research and development	6,645	4,199	3,218
Selling and marketing	30,229	23,604	16,912
General and administrative	8,554	9,266	5,280
Quality control	859	767	613
Customer service	283	209	212
International	2,236	1,452	917
Total operating expenses	48,806	39,497	27,152
Income from operations	1,178	1,313	2,884
Other income (expense)
Foreign exchange gain	-	7	-
Interest income	6	2	4
Interest expense	(418)	(192)	(180)
Rental income	17	20	13
Total other income / (expense), net	(395)	(163)	(163)
Income before provision for income taxes	783	1,150	2,721
Provision for income taxes	227	66	1,349
Net income	$556	$1,084	$1,372

See notes to consolidated financial statements.

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	Common Stock
(U.S. Dollars, in thousands, except share data)	Number of Shares	Class A	Number of Shares	Class B	Additional Paid-in Capital	Stock issued for Note Receivable	Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock	Total
Balance - January 1, 2003	421,533	$30	104,789	$-	$6,384	$-	$(5,141)	$-	$(12)	$1,261
10 for 1 stock split			943,101
Net Income							1,372			1,372
Foreign currency translation adjustment								(8)		(8)
Comprehensive income										1,364
Exercise stock options			3,400		-
Balance - December 31, 2003	421,533	30	1,051,290	-	6,384	-	(3,769)	(8)	(12)	2,625
10 for 1 stock split, non-convertible stock only	3,450,000
Issuance of common stock			217,915	563						563
Issuance of common stock for professional services			157,051	1,280						1,280
Issuance of stock options for professional services					170					170
Net income							1,084			1,084
Foreign currency translation adjustment								(23)		(23)
Comprehensive income										1,061
Retirement of treasury stock									12	12
Exercise of stock options			141,900	329		(218)				111
Balance - December 31, 2004	3,871,533	30	1,568,156	2,172	6,554	(218)	(2,685)	(31)	-	5,822
2 for 1 stock split	3,871,533		1,568,156							-
Issuance of common stock			87,600	547						547
Issuance of stock options for professional services					334					334
Net income							556			556
Foreign currency translation adjustment								10		10
Comprehensive income										566
Proceeds from note receivable						218				218
Exercise stock options			458,750	422						422
Balance - December 31, 2005	7,743,066	$30	3,682,662	$3,141	$6,888	$-	$(2,129)	$(21)	$-	$7,909

See notes to consolidated financial statements.

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

(U.S. Dollars, in thousands)	2005	2004	2003
Cash flows from operating activities:
Net income	$556	$1,084	$1,372
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,443	1,126	1,704
Loss on disposal of equipment	6	-	-
Stock based compensation	334	3,012	-
Deferred income taxes	165	(477)	103
Changes in operating assets and liabilities:
Accounts receivable, net	(3,156)	(2,337)	(1,914)
Inventory, net	(4,116)	(2,220)	(713)
Refundable income taxes	(297)	(220)	106
Prepaid expenses and other current assets	47	(506)	59
Accounts payable	1,579	279	1,852
Income taxes payable	-	(1,245)	1,245
Accrued expenses and other current assets	858	548	445
Net cash provided by (used for) operating activities	(2,581)	(956)	4,259
Cash flows from investing activities:
Acquisition of property and equipment	(2,108)	(1,905)	(1,460)
Acquisition of patents	(87)	(210)	-
Net cash used for investing activities	(2,195)	(2,115)	(1,460)
Cash flows from financing activities:
Net proceeds (payments) on line of credit	4,442	2,089	(3,520)
Proceeds from long-term debt	791	993	89
Repayments on long-term debt	(1,005)	(64)	-
Issuance of common stock	548	111	-
Proceeds from stockholders	-	-	645
Exercise of stock options	640	-	-
Repayment of due to stockholders	(633)	-	-
Net cash provided by (used for) financing activities	4,783	3,129	(2,786)
Effect of exchange rate changes on cash	10	(23)	-
Net increase in cash	17	35	13
Cash, beginning of period	54	19	6
Cash, end of period	$71	$54	$19
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$385	$159	$181
Income taxes	$111	$912	$27
Summary of non-cash investing and financing transactions:
Stock issued for note receivable	$-	$218	$-
Equipment acquired under long-term debt arrangement	$112	$-	$-

See notes to consolidated financial statements.

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

1.	The Company

Blackstone Medical, Inc. develops and markets precision spinal implants and instrumentation for spinal surgery. The Company’s customers are primarily medical centers located throughout the United States. During 2003, the Company established Blackstone Medical, Inc. GmbH, a wholly-owned subsidiary in Germany which is functioning as the Company’s German sales office. During 2005, the Company established Goldstone Medical, GmbH, a wholly-owned subsidiary in Switzerland which is functioning as the Company’s Swiss sales office.

2.	Summary of Significant Accounting Policies

Basis of Presentation
The consolidated financial statements include the accounts of Blackstone Medical, Inc. and its wholly-owned subsidiaries (together, the Company). All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories
Inventories are stated at the lower of cost or market value, with cost determined by the average cost method.

Property and Equipment and Depreciation and Amortization
Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method at rates sufficient to write off the cost of the applicable assets over their estimated useful lives. Leasehold improvements are amortized over the shorter of their estimated useful life or the remaining life of the lease.

Patents
Patent development costs are expensed or capitalized, as appropriate. Amortization of capitalized costs is on the straight-line basis over the shorter of the estimated economic life or the statutory life of the patent. Accumulated amortization on approved patents was $54,980 and $40,498 at December 31, 2005 and 2004, respectively.

Foreign Currency Translation
In accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Accounting for Foreign Translations, balance sheet accounts of the foreign subsidiaries are translated into United States dollars at year-end exchange rates and operating accounts are translated into United States dollars at average exchange rates for each year. Net translation gains or losses are adjusted directly to a separate component of stockholders’ equity. During 2005, 2004, and 2003, translation gains and losses incurred in connection with operating activities were not material.

Summary of Significant Accounting Policies (Continued)

Stock Compensation Plans
The Company accounts for stock option awards granted to officers, directors and employees (collectively “employees”) under the recognition and measurement provisions of Accounting Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees.” Under APB 25, no stock-based employee compensation cost is reflected in net income, as all options granted to employees have been granted at no less than fair market value on the date of the grant. The Company applies the disclosure only provisions of SFAS no. 123, “Accounting for Stock-based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” for such employee stock option awards. The Company accounts for stock option awards granted to consultants under the fair value recognition provision of SFAS No. 123. Under this method, options granted to consultants are valued using the Black-Scholes option pricing model, and the calculated option value is recorded as an expense in the financial statements.

For purposes of providing pro forma disclosures for employee grants, the fair value of options was estimated at the date of grant using the minimum value option pricing method, with the following assumptions:

	2005	2004	2003
Expected life	5-8 years	5-8 years	5-8 years
Average risk-free interest rate	3.44% - 4.36%	2.31% - 3.55%	1.71% - 2.81%
Volatility and dividend yield	0%	0%	0%

The weighted average fair value of options granted during 2005, 2004, and 2003 was $2.22, $1.29, and $0.60, respectively. The Company recognizes forfeitures as they occur. Had the Company determined compensation expense in accordance with the fair value methodology prescribed by SFAS No. 123, the Company’s pro forma net income would have been as follows:

	Year ended December 31
(In thousands)	2005	2004	2003
Net income - reported	$556	$1,084	$1,372
Deduct total stock-based compensation expense determined under fair value based methods, net of related tax effects	(274)	(211)	(153)
Pro forma net income	$282	$873	$1,219

For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options’ vesting periods. The effects on pro forma disclosures of applying SFAS No. 123 are not likely to be representative of the effects on pro forma disclosures of future years.

Advertising
Advertising costs are charged to operations as incurred. Advertising expense included in selling expense in the statement of income for the years ended December 31, 2005, 2004, and 2003 totaled $108,362, $138,773, and $316,701.

Summary of Significant Accounting Policies (Continued)

Income taxes
The Company accounts for income taxes according to the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using enacted tax laws and rates that will be in effect when the differences are expected to reverse.

Reclassification
Certain amounts previously reported in the 2004 financial statements have been reclassified to facilitate comparability with the current year presentation. These reclassifications had no effect on 2004 net income as previously reported.

Recent accounting pronouncements
In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS No. 123 (revised 2004) requires companies to recognize in the statement of income the grant-date fair value of stock options and other equity-based compensation. That cost will be recognized over the period during which an employee is required to perform service in exchange for the award, usually the vesting period. Subsequent changes in fair value during the requisite service period, measured at each reporting date, will be recognized as compensation cost over the period. SFAS No. 123 (revised 2004) is effective in the annual period beginning after December 15, 2005. The Company is evaluating the impact of the adoption of SFAS No. 123 (revised 2004) on the Company’s financial position and results of operations.

3.	Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections of approximately $133,000 and $129,000 at December 31, 2005 and 2004, respectively. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate that the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each balance sheet date.

4.	Inventory

Inventory consists principally of medical implants that are currently at distributor locations and held by the Company for resale and is presented net of allowance of approximately $925,000 and $279,000 at December 31, 2005 and 2004, respectively.

5.	Property and Equipment

Property and equipment consists of the following as of December 31:

(In thousands)	2005	2004
Medical instruments	$5,503	$3,650
Production tooling	505	456
Furniture and fixtures	552	521
Computer hardware and software	818	582
Automobiles	46	46
Leasehold improvements	483	463
	7,907	5,718
Less: Accumulated depreciation and amortization	(4,583)	(3,180)
Total	$3,324	$2,538

Depreciation expense was $1,428,733, $1,113,379, and $1,548,628 in 2005, 2004, and 2003, respectively.

6.	Line of Credit

The Company has a $12,500,000 demand line of credit with a bank. The agreement provides for interest at the one month LIBOR (4.39% at December 31, 2005) plus 250 basis points at the time of the borrowing. The demand line of credit is secured by all of the assets of the Company as well as limited personal guarantees of three of the Company’s major stockholders. The Company is required to comply with certain covenants which include restrictions on the Company regarding additional indebtedness, distributions to stockholders, and acquisitions, and requires the Company to meet certain financial ratios. At December 31, 2005 the Company was in compliance with these covenants.

At December 31, 2005 and 2004, the Company had $992,275 and $1,476,900 respectively, of cash overdrafts that consist of checks that have been issued but have not yet cleared the bank. These checks, if cleared would be covered under the demand line of credit agreement. Additionally, at December 31, 2005 and 2004, the Company had $82 and $15,358 respectively, in deposits in transit which, if cleared, would have been applied against the demand line of credit. Accordingly, these amounts are included in the line of credit presented in the balance sheets.

7.	Long-Term Debt

Long-term debt consists of the following:

(In thousands)	2005	2004
Bank note secured by substantially all business assets, payable in monthly installments of $68,001, including principal and interest at 5.75% through January 2006.	$67	$-

Bank note secured by substantially all business assets, payable in monthly installments of $3,403, including principal and interest at 6% through January 2008.	80	-

Bank note secured by certain business assets, payable in monthly installments of $855 including principal and interest at 5.57% through February 2008.	22	31

Bank note secured by certain business assets, payable in monthly installments of $733 including principal and interest at 5.57% through May 2008.	20	27

Bank note secured by certain business assets, payable in monthly installments of $882 including principal and interest 5.49% through April 2009.	32	41

Bank note secured by substantially all business assets, payable in monthly installments of $17,553, including principal and interest at 5.92% through October 2009.	707	870

Bank note secured by certain business assets, payable in monthly installments of $62,877 including principal and interest at 4.26% through January 2005.	-	61
	928	1,030
Less: Current maturities	(304)	(250)
Total	$624	$780

Long-Term Debt (Continued)

Maturities of the long-term debt as of December 31, 2005 are as follows:

2006	$304
2007	251
2008	215
2009	158
$928

8.	Due to Stockholders

During 2003, the Company borrowed $645,000 from its three principal stockholders. The notes bear interest at 5% per annum and are convertible into the company’s class B common stock. In addition, the Company issued 172,000 warrants to each principal stockholder to purchase class B common stock. The warrants issued in connection with this financing were not valued using fair value recognition provisions as the resulting discount to the note payable was not considered material.

In addition, the Company has accrued a performance bonus for the three principal stockholders which was based upon their respective employment contracts and approved by the board of directors. The total amount accrued relating to these bonuses in 2005 was $355,877.

9.	Common Stock

General
During fiscal 2004, the Board of Directors voted to approve an amendment to the Company’s articles of incorporation that increased the number of authorized shares of class A common stock from 1,800,000 no par value shares to 8,000,000 no par value shares and to increase the number of authorized shares of class B common stock from 15,000,000 no par value shares to 19,000,000 no par value shares. At December 31, 2005, 7,743,066 shares of class A and 3,682,662 shares of class B common stock were issued and outstanding. A total of 6,516,000 shares of class B common stock have been reserved for future issuance upon exercise of common stock options and warrants.

Rights and Preferences
The features of the Company’s class A and class B common stock are the same except for voting rights and the conversion from class A to class B. Only class A common stockholders have voting rights. The majority of the class A common stock is held by the three principal stockholders. In addition, a portion of the class A common stock is convertible to class B common stock, as explained below.

In 2004, the Company declared a 10 for 1 stock split for all non-convertible outstanding class A common stock. The convertible class A stockholders waived their right to participate in the stock split in exchange for an increase in their conversion feature from 10 to 1 to 100 to 1.

In 2005, the Company declared a 2 for 1 stock split for all outstanding class A and class B common stock.

Common Stock (Continued)

Stock Options
In 2000, the Company adopted a stock option plan (the Blackstone Medical, Inc. 2000 Stock Award and Option Plan, hereinafter referred to as the “Plan”) under which the Board of Directors may grant incentive or non-qualified stock options and stock grants to key employees, directors, advisors and consultants of the Company. The maximum number of shares of stock allowable for issuance under the Plan is 6,000,000 shares of class B common stock. These options, of which a total of 763,750 had been exercised at December 31, 2005, are exercisable based upon the individual vesting terms within each grant. The options are not transferable except by will or domestic relations order. The option price per share under the plan is not less than the fair market value of the shares on the date of the grant.

Stock option activity for the Plan for the three-year period ended December 31, 2005 is as follows:

			Weighted Average
	Number Of Options	Exercise Price per Share	Exercise Price	Remaining Life
Outstanding January 1, 2003	1,240,600	$0.016-$1.25	$0.57	5.62 years
Granted	1,303,700	$1.25-$1.75	$1.44
Exercised	(13,600)	$0.016	$0.016
Forfeited	(110,000)	$1.25	$1.25
Outstanding December 31, 2003	2,420,700	$0.016-$1.25	$1.01	5.52 years
Granted	597,500	$5.00	$5.00
Exercised	(277,000)	$0.016-$5.00	$1.08
Forfeited	(22,000)	$0.016-$5.00	$0.50
Outstanding December 31, 2004	2,719,200	$0.016-$1.75	$1.87	4.99 years
Granted	425,000	$5.00-$8.75	$6.87
Exercised	(458,750)	$0.016-$5.00	$0.92
Forfeited	(246,000)	$0.15-$5.00	$1.56
Outstanding December 31, 2005	2,439,450	$0.016-$8.75	$2.99	3.39 years
Exercisable at December 31, 2005	1,820,570	$0.016-$8.75	$4.39
Exercisable at December 31, 2004	1,932,943	$0.016-$5.00	$1.39
Exercisable at December 31, 2003	1,541,920	$0.016-1.75	$1.82
Available for grant at December 31, 2005	2,775,200
Available for grant at December 31, 2004	2,954,200
Available for grant at December 31, 2003	3,529,700

10.	Income Taxes

The consolidated tax expense (benefit) includes the following:

(In thousands)	2005	2004	2003
Current:
Federal	$(52)	$434	$919
State	114	108	325
Foreign	-	1	1
	62	543	1,245

Deferred:
Federal	91	(283)	72
State	74	(194)	32
	165	(477)	104

	$227	$66	$1,349

The net deferred tax asset reflects the tax effect of various temporary differences and includes the following amounts of deferred tax assets and liabilities as of December 31, 2005 and 2004, respectively.

(In thousands)	2005	2004
Accounts receivable	$55	$52
Inventory	381	115
Deferred compensation	79	577
Property and equipment	(395)	(459)
	$120	$285

The Company has identified potential additional tax benefits to be realized for fiscal years 2001 through 2004 related to federal and state tax credits for research and development expenditures. A study has been completed and amended returns have been prepared and filed. Since the amount, if any, the Company will recognize as additional tax benefit has not been finalized, the Company will recognize all tax benefits related to these potential tax credits when received.

11.	Employee Benefit Plan

The Company has a qualified contributory profit sharing plan under section 401(k) of the Internal Revenue Code, which covers substantially all U.S. employees who meet certain age and service requirements. During 2004 and 2003, the Company made no contributions to the plan. During 2005, the plan provided for a minimum of Company matching contributions at a rate of 50% of employee contributions up to the first 6% of each employee’s compensation which totaled approximately $214,000.

12.	Other Comprehensive Loss

In accordance with SFAS No. 130, Reporting Comprehensive Income, foreign currency translation adjustments are included in other comprehensive income (loss). Accumulated balances related to foreign currency adjustments included as a component of other comprehensive loss as of December 31, 2005 and 2004 were $20,886 and $30,926, respectively.

13.	Commitments and Contingencies

Legal Proceedings
The Company is involved in various claims and legal proceedings of a nature considered normal to its business, principally product liability. In the opinion of management, the ultimate disposition of such proceedings will not have a materially adverse effect on the Company’s consolidated financial position or future results of operations.

Leases
The Company leases facilities at four locations under non-cancelable operating leases with unrelated parties. The lease agreements, which expire at various dates through September 2012, require the Company to make payments of property taxes and operating expenses and provide for renewal options at various terms. Rent expense for the years ended December 31, 2005, 2004, and 2003, amounted to $440,782, $332,840, and $220,881, respectively.

The Company subleases a portion of its facilities. Collections from the sublease are reported in rental income in the Company’s consolidated statements of income and amounted to $16,450, $20,478, and $13,200 for 2005, 2004, and 2003, respectively.

In addition, the Company leases office equipment under non-cancelable operating leases through November 2010. Rent expense related to these leases for the years ended December 31, 2005 and 2004 amounted to $128,831 and $108,468, respectively.

Future minimum lease payments under these agreements are as follows:

(In thousands)
Year ending December 31,
2006	$550
2007	319
2008	276
2009	180
2010	160
Thereafter	245
$1,730

14.	Subsequent Event

On February 15, 2006, one of the principal stockholders of the Company purchased the Company’s main production facility in Springfield, MA. The building will be held in a real estate trust controlled by the principal stockholder. The terms of the Company’s lease agreement will remain unchanged. Based upon the transaction, the Company reviewed the consolidation requirements of FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. Based on this analysis, the real estate trust is a variable interest entity; however, there will be enough equity at risk within the trust for the Company not to be required to consolidate the financial statements of the real estate trust in 2006.